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                                  EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

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                                                                      EXHIBIT 23

[LETTERHEAD OF KPMG PEAT MARWICK LLP]


                         Independent Auditors' Consent
                         -----------------------------

The Stockholders and the
Board of Directors of Roslyn Bancorp, Inc.:

We consent to incorporation by reference in the Registration Statement No. 333-41365 on Form S-8 of Roslyn Bancorp, Inc. of our report dated January 28, 1998, relating to the consolidated statements of financial condition of Roslyn Bancorp, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference to the December 31, 1997 Annual Report on Form 10-K of Roslyn Bancorp, Inc.


                                          /s/ KPMG Peat Marwick LLP
                                          KPMG PEAT MARWICK LLP

Jericho, New York
March 30, 1998